Exhibit 4.9
EXECUTION COPY
AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT
dated as of
October 20, 2008
among
CONCORD MEDICAL SERVICES HOLDINGS LIMITED,
CARLYLE ASIA GROWTH PARTNERS III, L.P.,
CAGP III CO-INVESTMENT, L.P.,
CICC SUN COMPANY LIMITED,
PERFECT KEY HOLDINGS LIMITED,
STARR INVESTMENTS CAYMAN II, INC.
and
CERTAIN OTHER PERSONS NAMED HEREIN

ii

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT
     AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) dated as of October 20, 2008 among (i) Concord Medical Services Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), (ii) Carlyle Asia Growth Partners III, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP”), (iii) CAGP III Co-Investment, L.P., a limited partnership formed under the laws of the Cayman Islands (“CAGP Co-Invest”, and together with CAGP, “Carlyle”), (iv) CICC Sun Company Limited, a company incorporated under the laws of the British Virgin Islands (“CICC Sun”), (v) Perfect Key Holdings Limited, a company incorporated under the laws of the British Virgin Islands (“Perfect Key”, and together with CICC Sun, “CICC”), (vi) Starr Investments Cayman II, Inc., a corporation formed under the laws of the Cayman Islands (“Starr” and, together with Carlyle and CICC, the “Investors”), (vii) the Controlling Persons (as defined below), (viii) the Controlling Shareholders (as defined below) and (ix) certain other Persons listed on the signature pages hereof. “Investors” and “Controlling Shareholders” shall each mean, if such entities or persons shall have Transferred any of their “Company Securities” to any of their respective “Permitted Transferees” (as such terms are defined below), such entities or persons and such Permitted Transferees, taken together, and (x) any right or action that may be exercised or taken at the election of such entities or persons may be taken at the election of such entities or persons and such Permitted Transferees (to the extent permitted by applicable laws) and (y) any obligations that are imposed on such entities or persons shall be imposed on such entities or persons and such Permitted Transferees (to the extent permitted by applicable laws).
W I T N E S S E T H :
     WHEREAS, the Company, Carlyle, CICC and some of the Other Shareholders are party to the Shareholders’ Agreement dated as of April 2, 2008 (the “Original Shareholders’ Agreement”);
     WHEREAS, CZY, TOG and TMG (each as defined below) joined the Original Shareholders’ Agreement as parties on October 8, 2008;
     WHEREAS, the Original Shareholders’ Agreement was amended by the Amendment to the Shareholders’ Agreement dated as of October 8, 2008 by and among the Company, Carlyle, CICC and other Persons party thereto (as amended, the “Existing Shareholders’ Agreement”);
     WHEREAS, Perfect Key joined the Existing Shareholders’ Agreement as party on October 8, 2008.
     WHEREAS, pursuant to the Share Subscription Agreement dated as of October 10, 2008 by and among the Company, the Investors and certain other

Persons party thereto, as amended on October 20, 2008 (the “Series B Subscription Agreement”), the Investors are subscribing for Series B redeemable convertible preferred shares, par value US$0.01 per share, of the Company (the “Series B Shares”);
     WHEREAS, the parties hereto desire to enter into this Agreement to amend and restate the Existing Shareholders’ Agreement in its entirety and to govern certain of their rights, duties and obligations after consummation of the Series B Shares subscription.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Series A Subscription Agreement and the Series B Subscription Agreement, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully-Diluted basis.
     “Amendment No. 2 to Series A Share Subscription Agreement” means the Amendment No. 2 to Share Subscription Agreement by and among the Company, CICC, Carlyle, the Controlling Shareholders and the Group Companies dated as of the date hereof.

     “Amendment to Convertible Loan Agreement” means the Amendment to Convertible Loan Agreement by and among the Company, Carlyle, the Controlling Shareholders and the Group Companies dated as of the date hereof.
     “Board” means the board of directors of the Company.
     “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in either the US, Hong Kong or the PRC are authorized or required by applicable law to close.
     “Change of Control” means such time as any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than (A) any Investor or any Other Shareholder or (B) any “group” (within the meaning of such Section 13(d)(3)) of which one or more of the Investors and the Other Shareholders constitute a majority (on the basis of ownership interest), acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities with respect to matters submitted to a vote of the shareholders generally.
     “Company Securities” means (i) the Ordinary Shares and the Preferred Shares, (ii) securities convertible into or exchangeable for Ordinary Shares and/or Preferred Shares, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Ordinary Shares, Preferred Shares or any other equity or equity-linked security issued by the Company.
     “Controlling Persons” means, collectively, the following Persons:
     (1) Mr. Cheng Zheng a PRC citizen with passport number G14947877 (“Mr. Cheng”);
     (2) Mr. Yang Jianyu a PRC citizen with passport number G04036294 (“Mr. Yang”);
     (3) Mr. Steven Xiaodi Sun, a US citizen with passport number 203018867 (“Mr. Sun”);
     (4) Mr. Zhang Jing a PRC citizen with passport number G10824344 (“Mr. Zhang”);
     (5) Mr. Yap Yaw Kong a Malaysia citizen with passport number A15954913 (“Mr. Yap”);

     (6) Mr. Liu Haifeng (), a PRC citizen with passport number G19230849; and
     (7) Ms. Bona Lau, a New Zealand citizen with passport number EA713283 (“Ms. Lau”).
     “Controlling Shareholders” means, collectively, the following Persons:
     (1) CZY Investments Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Cheng (“CZY”);
     (2) Daketala International Investment Holdings Ltd., a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Yang (“Daketala”);
     (3) Dragon Image Investment Ltd., a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Sun (“Dragon Image”);
     (4) Thousand Ocean Group Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Zhang (“TOG”);
     (5) Top Mount Group Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Mr. Yap (“TMG”); and
     (6) Notable Enterprise Limited, a company incorporated under the laws of the British Virgin Islands and a direct wholly owned Subsidiary of Ms. Lau (“Notable”).
     “Convertible Loan Agreement” means the Convertible Loan Agreement by and among the Company, Carlyle and other Persons specified therein dated as of April 10, 2008, as amended by the Amendment to Convertible Loan Agreement.
     “Exchange Act” means the US Securities Exchange Act of 1934, as amended.
     “Fully-Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class and all shares issuable in respect of securities convertible into or exchangeable for shares of such class, all share appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities, provided that, if any of the foregoing share appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of “Fully-Diluted” only upon and to the extent of such vesting.
     “Hong Kong” means the Hong Kong Special Administrative Region.
     “IFRS” means the International Financial Reporting Standards, as in effect from time to time.
     “Initial Ownership” means, with respect to any Shareholder and any class of Company Securities, the Aggregate Ownership of such class by such Shareholder as of the date hereof, or in the case of any Person that shall become a party to this Agreement on a later date, as of such later date, in each case taking into account any share split, share dividend, reverse share split or similar event.
     “IPO” means an initial public offering and listing of the Ordinary Shares (or, in lieu thereof and as mutually agreed by the Investors and the Company, equity securities of (i) any holding company holding the issued share capital of the Company or (ii) any Subsidiary of the Company) on an internationally recognized stock exchange.
     “Key Men” means Mr. Cheng, Mr. Yang, Mr. Sun, Mr. Zhang and Mr. Yap.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
     “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.
     “Ordinary Shares” means ordinary shares, par value US$0.01 per share, of the Company.
     “Other Shareholders” means the Shareholders other than the Investors.
     “Permitted Transferee” means,
     (A) with respect to CAGP or CAGP Co-Invest, (i) any of its general or limited partner (a “Carlyle Partner”), and any company, partnership or other entity that is an Affiliate of CAGP or CAGP Co-Invest or any Carlyle Partner

(collectively, “Carlyle Affiliates”), (ii) any managing director, general partner, director, limited partner, officer or employee of Carlyle or any Carlyle Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (collectively, “Carlyle Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only CAGP, CAGP Co-Invest, Carlyle Affiliates and/or Carlyle Associates;
     (B) with respect to CICC Sun or Perfect Key, (i) any of its shareholders, and any company, partnership or other entity that is an Affiliate of CICC Sun or Perfect Key or any of its shareholders (collectively, “CICC Affiliates”), (ii) any managing director, general partner, director, limited partner, officer or employee of CICC or any CICC Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (collectively, “CICC Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only CICC Sun, Perfect Key, CICC Affiliates and/or CICC Associates;
     (C) with respect to Starr, (i) any of its shareholders, and any company, partnership or other entity that is an Affiliate of Starr or any of its shareholders (collectively, “Starr Affiliates”), (ii) any managing director, general partner, director, limited partner, officer or employee of Starr or any Starr Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (ii) (collectively, “Starr Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only Starr, Starr Affiliates and/or Starr Associates; and
     (D) with respect to each of the Controlling Shareholders, (i) any company or other entity that is wholly-owned, either directly or indirectly, by the Controlling Person who owns such Controlling Shareholder as of the date hereof (collectively, “Controlling Shareholder Affiliates”), (ii) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Controlling Person (collectively, “Controlling Shareholder Associates”), or (iii) any trust the ultimate beneficiaries of which, or any company, limited liability company or partnership the ultimate shareholders, members or general or limited partners of which, include only such Controlling Person, such Controlling Shareholder Affiliates and/or such Controlling Shareholder Associates.

     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “PRC” means the People’s Republic of China, excluding, for purposes of this Agreement only, Hong Kong, the Macau Special Administrative Region and Taiwan.
     “Preferred Shares” means the Series A Shares and the Series B Shares.
     “Put Trigger Event” means any of the following:
     (i) the Company has not completed a QPO by the third anniversary of the date hereof;
     (ii) any of the Key Men has resigned from the Company and its Subsidiaries, which resignation, in the sole determination of a majority of the Investors, has resulted in or would be likely to result in, a Material Adverse Effect; or
     (iii) the Company or any of its Subsidiaries has breached or failed to be in compliance with any applicable laws that has had or would be reasonably likely to have, a Material Adverse Effect.
     “QPO” means a firm-commitment underwritten IPO (i) led by internationally reputable underwriters, approved by the Board (which shall include a majority of the Investor Directors), and yielding a valuation of the Company at not less than US$450 million immediately prior to the consummation of such IPO, or (ii) any other IPO approved by holders of at least 70% of the then outstanding Series B Shares.
     “Rate of Return” means, at the time of calculation, the annual percentage rate, which when utilized to calculate the present value of a series of cash inflows and the present value of a series of cash outflows shall cause the present value of such cash inflows to equal the present value of such cash outflows. The Rate of Return shall be compounded annually, calculated on a daily basis based on a 360 day year, and shall be calculated in US dollars, with any cash inflow or cash outflow denominated in a currency other than US dollars translated for purposes of the calculation into US dollars at the Relevant Exchange Rate in effect as of the date of such cash inflow or cash outflow.
     “Relevant Exchange Rate” means, (i) with respect to RMB and any calculation date, the spot exchange rate between RMB and US dollars as quoted by the People’s Bank of China on such date, and (ii) with respect to any other currency and any calculation date, the “noon buying rate” for purchases of such currency on such date published by the Federal Reserve Bank of New York.
     “Registrable Securities” means, at any time, any Shares and any securities issued or issuable in respect of such Shares by way of conversion, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement or such Shares have been disposed of pursuant to a registered public offering under analogous statute of another jurisdiction where the QPO occurs or has occurred, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act or analogous rule at another jurisdiction where the QPO occurs or has occurred are met or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act or analogous statute of another jurisdiction where the QPO occurs or has occurred.
     “Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities laws, (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including one counsel for all of the Shareholders participating in the offering selected by all such Shareholders in agreement, (ix) fees and expenses in connection with any review by the Financial Industry Regulatory Authority of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities,

(xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers.
     “RMB” means renminbi, the lawful currency of the PRC.
     “SEC” means the US Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Series A Shares” means the Series A redeemable convertible preferred shares, par value US$0.01 per share, of the Company.
     “Series A Subscription Agreement” means the Share Subscription Agreement by and among the Company, Carlyle, CICC and other Persons specified therein dated as of February 5, 2008, as amended by the Amendment to Share Subscription Agreement by and among the Company, Carlyle, CICC and other Persons specified therein dated as of April 2, 2008 and the Amendment No. 2 to Series A Share Subscription Agreement.
     “Shares” means Ordinary Shares, Series A Shares and Series B Shares.
     “Share Charge Agreements” means, collectively:
     (1) the two Share Charge Agreements by and among the Investors and CZY to be entered into pursuant to the Series B Subscription Agreement,
     (2) the two Share Charge Agreements by and among the Investors and Daketala to be entered into pursuant to the Series B Subscription Agreement,
     (3) the two Share Charge Agreements by and among the Investors and Dragon Image to be entered into pursuant to the Series B Subscription Agreement,
     (4) the two Share Charge Agreements by and among the Investors and TOG to be entered into pursuant to the Series B Subscription Agreement,

     (5) the two Share Charge Agreements by and among the Investors and TMG to be entered into pursuant to the Series B Subscription Agreement, and
     (6) the two Share Charge Agreements by and among the Investors and Notable to be entered into pursuant to the Series B Subscription Agreement.
     “Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.
     “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. For the avoidance of doubt, each of Chang’an Concord International Cancer Center () and Beijing Proton Medical Center (), if established and directly or indirectly owned by the Company prior to the date hereof, shall be considered a Subsidiary of the Company for the purposes of this Agreement.
     “Third Party” means a prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Shareholder, other than a Permitted Transferee of such Shareholder.
     “Transaction Documents” means this Agreement, the Series B Subscription Agreement, the Series A Subscription Agreement, the Share Pledge Agreements and the Second Amended and Restated Memorandum and Articles and each and all other agreements, certificates or other documents required to be executed by any of the foregoing.
     “Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.
     “US” means the United States of America.
     “US dollars” or “US$” means the lawful currency of the US.

     “US GAAP” means generally accepted accounting principles in the US, as in effect from time to time.
     (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
CAGP	Preamble
CAGP Co-Invest	Preamble
Carlyle	Preamble
Carlyle Director	2.01	(a)
CICC	Preamble
CICC Director	2.01	(a)
CICC Sun	Preamble
Company	Preamble
Confidential Information	6.01	(b)
Damages	5.04
Drag-Along Portion	4.05	(a)
Drag-Along Rights	4.05	(a)
Drag-Along Sale	4.05	(a)
Drag-Along Sale Notice	4.05	(a)
Drag-Along Sale Notice Period	4.05	(a)
Drag-Along Sale Price	4.05	(a)
Drag-Along Seller	4.05	(a)
Drag-Along Transferee	4.05	(a)
Dragged Shareholders	4.05	(a)
Exercise Notice	4.01	(b)
Existing Shareholders’ Agreement	Recitals
Indemnified Party	5.06
Indemnifying Party	5.06
Inspectors	5.03	(f)
Investors	Preamble
Investors Directors	2.01	(a)
Issuance Notice	4.01	(a)
Major Shareholder	4.01	(a)
Maximum Offering Size	5.01	(b)
Original Shareholders’ Agreement	Recitals
Perfect Key	Preamble
Piggyback Registration	5.01	(a)
Pro Rata Share	4.01	(a)
Purchaser	4.06	(b)
Put Interest	4.06	(b)
Put Notice	4.06	(c)
Put Price	4.06	(d)

Term	Section
Put Right	4.06	(b)
Putting Shareholder	4.06	(b)
Records	5.03	(f)
Related Party	2.12(hh)
Related Party Transactions	2.12(hh)
Replacement Nominee	2.03	(a)
Representatives	6.01	(b)
ROFO Non-Selling Shareholders	4.03	(a)
ROFO Offer Notice	4.03	(a)
ROFO Offer Period	4.03	(b)
ROFO Offer Price	4.03	(a)
ROFO Offered Securities	4.03	(a)
ROFO Seller	4.03	(a)
ROFR Non-Selling Shareholders	4.02	(a)
ROFR Offer	4.02	(a)
ROFR Offer Notice	4.02	(a)
ROFR Offer Pro Rata Portion	4.02	(b)
ROFR Offer Price	4.02	(a)
ROFR Offered Securities	4.02	(a)
ROFR Shareholder	4.02	(a)
ROFR Seller	4.02	(a)
Series B Shares	Recitals
Series B Subscription Agreement	Recitals
Starr	Preamble
Starr Director	2.01	(a)
Tag-Along Notice	4.04	(a)
Tag-Along Notice Period	4.04	(a)
Tag-Along Offer	4.04	(a)
Tag-Along Portion	4.04	(a)
Tag-Along Response Notice	4.04	(a)
Tag-Along Right	4.04	(a)
Tag-Along Sale	4.04	(a)
Tag-Along Seller	4.04	(a)
Tagging Person	4.04	(a)
Top Management	2.12	(f)
     Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All

Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
ARTICLE 2
Corporate Governance
     Section 2.01. Composition of the Board. (a) The Board shall consist of up to eleven directors, of whom one shall be designated by Carlyle (the “Carlyle Director”), one shall be designated by CICC (the “CICC Director”) and one shall be designated by Starr (the “Starr Director” and, together with the Carlyle Director and the CICC Director, the “Investor Directors”).
     (b) Each Shareholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, it shall vote its Shares or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a general meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.
     (c) The Company agrees to cause each individual designated pursuant to Section 2.01(a) or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a meeting of the Board and/or a general meeting of the shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.
     Section 2.02. Removal. Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, (i) it shall not vote any of its Shares in favor of the removal of any director who shall have been designated pursuant to Section 2.01(a) or 2.03, unless the Person or Persons entitled to designate or nominate such director shall have consented to such removal in writing, and (ii) if the Person or Persons entitled to designate any director pursuant to Section 2.01(a) or 2.03 shall request in writing the removal of such director, such Shareholder shall vote its Shares in favor of such removal.
     Section 2.03. Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board:
     (a) the Person or Persons entitled under Section 2.01 to designate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board; and
     (b) subject to Section 2.01, each Shareholder agrees that if it is then entitled to vote for the election of directors to the Board, it shall vote its Shares, or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.
     Section 2.04. Meetings. The Board shall hold a regularly scheduled meeting at least once every calendar quarter. The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof.
     Section 2.05. Action by the Board. (a) A quorum of the Board shall consist of a majority of the directors on the Board, with such majority including all Investor Directors. In the event that a quorum is not established due to the absence of any Investor Director, a meeting may be reconvened on the third Business Day after the date of the originally scheduled meeting and attendance by such absent Investor Director shall not be required for the purposes of establishing quorum at the reconvened meeting. The directors may attend a meeting either in person, by proxy, by telephone or by similar communications equipment whereby all persons participating in the meeting can hear each other.
     (b) Subject to Section 2.12, all resolutions of the Board shall require the affirmative vote of at least a majority of the directors present at a duly-convened meeting of the Board at which a quorum is present, provided that, a resolution in writing signed by a majority of all directors (which majority shall include the same number of Investor Directors as the number of Investor Directors required pursuant to this Agreement and the memorandum and articles of association of the Company for a resolution adopted by the Board in a Board meeting) shall be as valid and effectual as if such resolution had been passed at a meeting of the Board duly convened and held so long as (x) a copy of such resolution has been given or the contents thereof communicated to all the directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given hereby and (y) no director has objected to such resolution. Such written resolution may be contained in one document or in several documents in like form each signed by one or more of the directors or alternate directors and for this purpose a facsimile signature of a director or an alternate director shall be treated as valid. If there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy. Each director shall have one (1) vote and each alternate or proxy shall have one (1) vote for every director whom he represents, provided that if such alternate is himself a director then he shall have one (1) vote for every director whom he represents in addition to any vote of his own.
     (c) The Board may create executive, compensation, audit and such other committees as it may determine. Each Investor Director shall be entitled to sit on any committee created by the Board.
     Section 2.06. Memorandum and Articles. Each Shareholder agrees to vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the memorandum and articles of the Company and the constituent documents of each of its Subsidiaries (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.
     Section 2.07. Notice of Meeting. The Company agrees to give each director written notice (together with the agenda and material for discussion) for each meeting of the Board or any committee thereof at least 10 Business Days prior to such meeting, unless the directors unanimously waive such prior notice. The schedule of the Board meeting and all information related to the matters to be discussed at the Board meeting shall be delivered along with the written notice.
     Section 2.08. Alternate. Each director shall be entitled to appoint any person to be his alternate. An appointment and a termination of appointment of the alternate shall be by notice in writing signed by such director and either (a) sent to the Company or (b) accepted by the Board by resolution thereof at the relevant meeting. Any person appointed as alternate shall vacate his office as such alternate if and when the director by whom he has been appointed removes him or vacates office as director.
     Section 2.09. No Liabilities. Neither Carlyle, CICC nor Starr shall, by reason of its ability to designate and cause the election of any member of the Board hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any debts, liabilities or obligations of the Company.
     Section 2.10. Directors’ Indemnification; Insurance. The articles of the Company and each of its Subsidiaries shall at all times provide for the indemnification of the directors of the Company and each of its Subsidiaries (including all Investor Directors and each director of any such Subsidiary designated by any Investor pursuant to this Agreement) to the maximum extent permitted by the law of the jurisdiction in which the Company or such Subsidiary, as applicable, is organized. At the request of any of the Investor Directors, the Company shall promptly enter into an indemnification agreement with such director with customary terms and conditions covering such director. The Company shall, and shall cause each of its Subsidiaries to, obtain and pay for directors’ insurance covering the directors of the Company and such Subsidiary, as applicable (including all Investor Directors and each director of any such Subsidiary designated by any Investor pursuant to this Agreement) promptly upon the request of the Investors.
     Section 2.11. Subsidiary Governance. The Company and each Shareholder agree that the board of directors of each Subsidiary of the Company that are outside of the PRC shall be comprised of the individuals who are serving as directors on the Board in accordance with Section 2.01. The Company and each Shareholder agree that the board of directors of each wholly-owned Subsidiary of the Company in the PRC shall be comprised of at least one of the Investor Directors (to the extent requested by such Investor Director). Each Shareholder agrees to vote its Shares and to cause its representatives on the Board to vote and take other appropriate action to effect the agreements in this Section 2.11 in respect of any Subsidiary of the Company.
     Section 2.12. Required Consents. Notwithstanding any other provision herein to the contrary, the Company shall not take any action (including any action by the Board or any committee of the Board) after the date hereof with respect to any of the following matters without the affirmative approval of a majority of the Board (which majority shall include all Investor Directors, other than the matters set forth under clause 2.12(ee) with respect to which such majority shall include a majority of the Investor Directors):
     (a) any merger, consolidation, reorganization (including conversion) or other business combination involving the Company or any of its Subsidiaries (other than of a wholly owned Subsidiary of the Company with or into another wholly owned Subsidiary of the Company) or any acquisition of the Company or any of its Subsidiaries by another entity by means of any transaction or series of related transactions,

     (b) any reorganization, recapitalization, reclassification, spin-off or combination of any securities of the Company or any of its Subsidiaries (including any change to the registered capital of any of its Subsidiaries formed under the laws of the PRC),
     (c) any amendment, alteration or repeal of any provision of the memorandum and articles of association of the Company or similar constituent documents (including joint venture contracts and related memorandum of understanding) of any of its Subsidiaries (in each case including in connection with any merger, consolidation, business combination, reorganization (including conversion) or other extraordinary corporate transaction) to the extent such amendment, alteration or repeal changes in any material respects the rights, preferences or privileges of CICC, Carlyle or Starr,
     (d) any material change in the business of the Company or any of its Subsidiaries,
     (e) any material change to the Board or the board of directors of any Subsidiary of the Company, including any increase or decrease of the size of the Board or such board,
     (f) the termination of employment of, or the entering into of any employment agreement or arrangement (or amendment or other modification thereto) with, the chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the chief operating officer or individuals holding similar positions of the Company or any of its Subsidiaries (the “Top Management”),
     (g) entry into any material plan for the future expansion of the Company or any of its Subsidiaries,
     (h) any event or action that may lead to any change in the capital structure of the Company or any of its Subsidiaries, including (i) direct or indirect purchase, redemption, retirement or other acquisition of any capital share or registered capital, as applicable, of the Company or any of its Subsidiaries or any obligation or security convertible or exchangeable into any such capital share, (ii) any creation, authorization, increase in the authorized amount or issuance of shares of any class or series of capital share or the registered capital, as applicable, of the Company or any of its Subsidiaries, any obligation or security convertible into or exchangeable for shares of any class or series of capital share of the Company or any of its Subsidiaries, or any options, warrants or other rights to acquire any class or series of capital share of the Company or any of its Subsidiaries (except for the issuance of Ordinary Shares upon the conversion of any Preferred Shares pursuant to the memorandum and articles of the Company) and (iii) any issuance of debt securities of the Company or any of its Subsidiaries,

     (i) any plan on the IPO or any material change thereto or the consummation of the IPO,
     (j) any approval or modification of the annual budget of the Company or any of its Subsidiaries (including (i) detailed budget for the line items in the balance sheet, income statement and statement cash flow of the Company or any of its Subsidiaries, (ii) budget for the annual total salary of the employees of the Company or any of its Subsidiaries, the employee benefits plans and the compensation, benefits and incentive plans for the Top Management of the Company or any of its Subsidiaries and (iii) separate budget for certain lines items in the income statement of the Company or any of its Subsidiaries, including R&D and advertisement), and authorization of any expenditure by the Company or any of its Subsidiaries if as a result thereof the aggregate amount of expenditures in any category would exceed 10% of the amount budgeted therefor in the approved operating budget,
     (k) any acquisition, sale, lease or other material decisions regarding trademarks or other intellectual property rights by the Company or any of its Subsidiaries,
     (l) the creation, incurrence, or assumption of any indebtedness of the Company or any of its Subsidiaries after the date hereof (i) causing the total liabilities to total assets ratio of the Company and its Subsidiaries, taken as a whole, to exceed 65% or (ii) after such total liabilities to total assets ratio has exceeded 65%,
     (m) any change to the ownership of the Company Securities other than any Transfer of Ordinary Shares by any Controlling Shareholder or its Permitted Transferees to the Investors pursuant to Article 4 of the Series A Subscription Agreement, Article 3 of the Series B Subscription Agreement, Section 11.06 of the Convertible Loan Agreement, Section 6.09 of this Agreement, the Share Charge Agreements or any Transfer expressly permitted or required pursuant to this Agreement,
     (n) any loans or advances to, or guarantees for the benefit of, any shareholder, director, member of the Top Management or their respective Affiliates by the Company or any of its Subsidiaries, other than advances (i) to any such Person up to an aggregate outstanding amount of RMB100,000 for each such Person at anytime and (ii) in an aggregate amount for all such Persons not exceeding the amount expressly specified in the budget approved by the Board pursuant to Section 2.12(j),
     (o) any increase in the salary of any of the five most highly compensated employees of the Company or any of its Subsidiaries by more than 15% in any 12-month period,

     (p) (i) the adoption of, or any amendment or other modification to, any share option plan, employee share ownership plan or share purchase or restricted share or share appreciation rights plan, or (ii) any issuance of Ordinary Shares to any employees of the Company or any of its Subsidiaries other than pursuant to any such plan approved by the Board pursuant to Section 2.12(j),
     (q) (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any notes, obligations, instruments, share securities or ownership interest (including any partnership, limited liability and joint venture interest) of any Person (including the Company or any of its Subsidiaries) and (ii) any capital contribution by the Company or any of its Subsidiaries to any Person (including the Company or any of its Subsidiaries),
     (r) any formation, acquisition or sale of any Subsidiaries by the Company or any of its Subsidiaries,
     (s) any acquisition, sale, transfer, lease, pledge or other disposition by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of any assets, business or operations in the aggregate with a value of more than RMB15,000,000 (other than as expressly specified in the annual budget approved by the Board pursuant to Section 2.12(j),
     (t) the creation of any Lien on the assets or properties of the Company or any of its Subsidiaries with an aggregate value exceeding RMB20,000,000 in connection with any bank loans,
     (u) the declaration or payment of any dividend or other distribution upon any capital share of the Company or any of its Subsidiaries (other than (i) dividends and distributions to the Company or a wholly owned Subsidiary of the Company by a wholly owned Subsidiary of the Company and (ii) dividends on the Preferred Shares paid pursuant to the memorandum and articles of the Company),
     (v) the adoption, announcement or amendment of the loss recovery plan or any plan in connection with the reserve fund, enterprise expansion fund and bonus and welfare fund for employees,
     (w) any adjustment to the operating budget of the Company or any of its Subsidiaries upon the official written request of the Company; provided that any such consent granted by the Board pursuant to this Section 2.12(w) shall be considered also a consent by the Board to the corresponding adjustment to the annual budget pursuant to Section 2.12(j),
     (x) any prepayment of purchase price in connection with purchase of goods and services by the Company or any of its Subsidiaries to any single supplier, individually or together with any other prepayment to such supplier, in an amount exceeding RMB9,000,000 (excluding any payment after the receipt and acceptance of purchased goods and services but prior to the receipt of the related invoices or receipts),
     (y) any loans or advances to, or guarantees for the benefit of, any entity which is an Affiliate of the Company (other than the wholly-owned Subsidiaries of the Company) by the Company or any of its Subsidiaries in an amount exceeding RMB1,000,000 to any single entity or in an aggregate amount to all such entities exceeding RMB2,000,000 in any fiscal year,
     (z) any loans or advances to any entity that is not an Affiliate of the Company by the Company or any of its Subsidiaries in an amount exceeding RMB500,000 to any single entity or in an aggregate amount to all such entities exceeding RMB1,000,000 in any fiscal year (other than advance trade payments in the ordinary course of business),
     (aa) any use or lease by any Person other than the Company or its Subsidiaries free of charge or at a price lower than the market price of the assets and properties of the Company or any of its Subsidiaries with an aggregate fair market value exceeding RMB5,000,000,
     (bb) any indemnity to third party(ies) (i) causing the cumulative amount of indemnity to all third parties to exceed RMB100,000 or (ii) after the cumulative amount of indemnity to all third parties has exceeded RMB100,000,
     (cc) any guarantees for the benefit of any entity that is not an Affiliate of the Company,
     (dd) any donation or sponsorship in an amount exceeding RMB1,000,000 or in an aggregate amount of RMB3,000,000 in any fiscal year by the Company and its Subsidiaries (other than donation or sponsorship set forth in the annual budget approved by the Board pursuant to Section 2.12(j)),
     (ee) the appointment and removal of the Company’s independent auditors,
     (ff) any decisions on any matters relating to any material litigation,
     (gg) any liquidation, dissolution, winding up, commencement of bankruptcy, insolvency, liquidation or similar proceedings with respect to the Company or any of its Subsidiaries,
     (hh) any payment by the Company or any of its Subsidiaries to, or any sale, lease, transfer or other disposition of any properties or assets of the Company or any of its Subsidiaries to, or any purchase, lease or other acquisition by the Company or any of its Subsidiaries of any properties or assets from, or any other transaction, contract, agreement, loan, advance or guarantee with or for the benefit of, any shareholder, director, officer, employee or any Affiliate of the foregoing, any Affiliate of the Company or any of its Subsidiaries or the shareholder, director, officer or employee of such Affiliate (each a “Related Party”) (other than transactions between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiary of the Company and any other wholly owned Subsidiary of the Company) (each a “Related Party Transaction”), and
     (ii) any agreement, indenture or other instrument that contains any provision that would restrict either (i) the payment of dividends on, or the redemption of, the Series A Shares and Series B Shares when due to the full extent required by the terms thereof or (ii) the right of Carlyle, CICC and Starr under Section 4.06(g).
     Section 2.13. Nomination of Chief Financial Officer. The Chief Financial Officer of the Company shall be nominated by Carlyle, CICC and Starr in consultation with the Company. The Company shall not appoint any individual as the Chief Financial Officer of the Company except for an individual nominated by Carlyle, CICC and Starr. Carlyle, CICC and Starr shall have the right, in consultation with the Company, to determine the compensation of the Chief Financial Officer of the Company.
ARTICLE 3
Restrictions on Transfer
     Section 3.01. General Restrictions on Transfer. (a) Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement.
     (b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s register of members to such attempted Transfer.
     Section 3.02. Restrictions on Transfer. (a) Each Other Shareholder agrees that, without the prior written consent of each Investor, it shall not directly or indirectly Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities) prior to the completion of the QPO.

     (b) Each Controlling Shareholder agrees that within the two years following the completion of the QPO, so long as the Aggregate Ownership of Ordinary Shares by any Investor is at least 20% of such Investor’s Initial Ownerships of Ordinary Shares, without the prior written consent of such Investor, such Controlling Shareholder shall not directly or indirectly Transfer (α) in any single transaction or in a series of transactions, whether or not related, Company Securities representing 50% or more of its Initial Ownership of Ordinary Shares or (β) any Company Securities if the Controlling Shareholders have Transferred an aggregate amount of Company Securities representing 20% or more of their aggregate Initial Ownership of Ordinary Shares, except for Transfers (i) pursuant to Article 4 of the Series A Subscription Agreement, (ii) pursuant to Article 3 of the Series B Subscription Agreement, (iii) pursuant to Section 11.06 of the Convertible Loan Agreement, (iv) pursuant to Section 6.09 of this Agreement, (v) to transferees pursuant to the Share Charge Agreements, (vi) to any employees of the Company or its Subsidiaries as share based compensation or incentive, (vii) to any other Controlling Shareholder or the Permitted Transferees of any other Controlling Shareholder or (viii) to any Permitted Transferee of such Controlling Shareholder, provided that (A) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (B) if such Permitted Transferee ceases to be a Permitted Transferee of such Controlling Shareholder, the Company Securities previously Transferred shall be immediately Transferred, to the extent permitted by applicable laws, to such Controlling Shareholder or another Person who qualifies as a Permitted Transferee of such Controlling Shareholder. Any such Transfer by the Controlling Shareholders shall be subject to (i) the rules and regulations of the stock exchange where the QPO takes place and (ii) the applicable laws in the jurisdiction in which such stock exchange is located.
     (c) Each Other Shareholder agrees that it shall not directly or indirectly Transfer any Company Securities if as a result of such Transfer there shall be a Change of Control, unless such Transfer is otherwise permitted under this Agreement and the transferee agrees to purchase all Company Securities then held by the Investors at a price agreed to by the Investors.
     (d) Sections 3.02(a) through 3.02(c) shall apply mutatis mutandis to any direct or indirect Transfer by any Controlling Person of any equity interests in the relevant Controlling Shareholder.

ARTICLE 4
Preemptive Rights; Rights of First Refusal; Rights of First Offer; Tag-along Rights; Put Rights
     Section 4.01. Preemptive Rights. (a) The Company shall give each Shareholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 30 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 4.01(f) below, each of the Controlling Shareholder and the Investors (a “Major Shareholder”) shall be entitled to purchase up to such Major Shareholder’s Pro Rata Share of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. “Pro Rata Share” means, with respect to any Major Shareholder, the fraction that results from dividing (i) such Major Shareholder’s Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares by (ii) the Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares by all Shareholders.
     (b) Each Major Shareholder who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each an “Exercise Notice”) of its election to purchase such Company Securities within 10 Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number of Company Securities to be purchased by such Major Shareholder and shall constitute exercise by such Major Shareholder of its rights under this Section 4.01 and a binding agreement of such Major Shareholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of Company Securities specified in the Exercise Notice. If, at the termination of such 10-Business-Day period, any Major Shareholder shall not have delivered an Exercise Notice to the Company, such Major Shareholder shall be deemed to have waived all of its rights under this Section 4.01 with respect to the purchase of such Company Securities. Promptly following the termination of such 10-Business Day period, the Company shall deliver to each Major Shareholder a copy of all Exercise Notices it received.
     (c) If any Major Shareholder fails to exercise its preemptive rights under this Section 4.01 or elects to exercise such rights with respect to less than such Major Shareholder’s Pro Rata Share, the Company shall, within 2 Business Days after the expiration of the 10-Business-Day period, notify each other Major Shareholder who has delivered an Exercise Notice to exercise its rights to purchase its entire Pro Rata Share, that such other Major Shareholder shall be entitled to purchase from the Company its pro rata portion (which means the fraction that results from dividing (i) such Major Shareholder’s Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary

Shares by (ii) Aggregate Ownership (immediately before giving effect to such issuance) of Ordinary Shares of all Major Shareholders exercising in full their preemptive rights with respect to their respective Pro Rata Shares) of such Company Securities with respect to which the first mentioned Major Shareholder shall not have exercised its preemptive rights by delivering to the Company a written notice within 5 Business Days of receiving such further offer which shall set forth the number (or amount) of Company Securities to be purchased by such other Major Shareholder in such further offer. The Company shall continue to offer additional pro rata portions to Major Shareholders choosing to purchase their full pro rata portions of such Company Securities pursuant to this Section 4.01(c) until (i) all Company Securities proposed to be issued by the Company and with respect to which Major Shareholders were entitled to exercise their rights under this Section 4.01 have been purchased by Major Shareholders or (ii) all Major Shareholders have purchased the maximum number of Company Securities indicated in their respective Exercise Notice and other notices delivered in response to further offers pursuant to this Section 4.01(c), whichever is earlier.
     (d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Major Shareholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice. If the Company proposes to issue any such Company Securities after such 90-day period, it shall again comply with the procedures set forth in this Section 4.01.
     (e) At the consummation of the issuance of such Company Securities, the Company shall issue certificates representing the Company Securities to be purchased by each Major Shareholder exercising preemptive rights pursuant to this Section 4.01, registered in the name of such Major Shareholder and a copy of the updated register of members of the Company reflecting the ownership of such Company Securities by such Major Shareholder, certified by a director of the Company as a true copy, against payment by such Major Shareholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.
     (f) Notwithstanding the foregoing, no Major Shareholder shall be entitled to purchase Company Securities as contemplated by this Section 4.01 in connection with issuances of Company Securities (i) to employees of the Company or any Subsidiary of the Company pursuant to employee benefit plans or arrangements approved by the Board pursuant to Section 2.12(p) (including upon the exercise of employee share options granted pursuant to any such plans or arrangements) or (ii) pursuant to the QPO.
     Section 4.02. Right of First Refusal. (a) If, at any time prior to the QPO, any Shareholder other than the Investors (the “ROFR Shareholder”) receives from or otherwise negotiates with a Third Party an offer to purchase any or all of the Company Securities owned or held by such ROFR Shareholder (a “ROFR Offer”) and such ROFR Shareholder (a “ROFR Seller”) intends to pursue such Transfer of such Company Securities to such Third Party and such Transfer is permitted by Article 3, such ROFR Seller shall give notice (a “ROFR Offer Notice”) to each other Shareholder (a “ROFR Non-Selling Shareholder”) that such ROFR Seller desires to accept the ROFR Offer and that sets forth the number and kind of Company Securities (the “ROFR Offered Securities”), the price per share that such ROFR Seller proposes to be paid for such ROFR Offered Securities (the “ROFR Offer Price”) and all other material terms and conditions of the ROFR Offer.
     (b) The giving of a ROFR Offer Notice to the ROFR Non-Selling Shareholders shall constitute an offer by such ROFR Seller to Transfer the ROFR Offered Securities, in whole and not in part, to the ROFR Non-Selling Shareholders, at the ROFR Offer Price and on the other terms set forth in the ROFR Offer Notice. Such offer may be accepted at the ROFR Offer Price by each of the ROFR Non-Selling Shareholders on a pro rata basis based on the ROFR Offer Pro Rata Portion of such ROFR Non-Selling Shareholder. Such offer shall be irrevocable for 30 Business Days after receipt of such ROFR Offer Notice by each ROFR Non-Selling Shareholder. Each ROFR Non-Selling Shareholder shall have the right to accept such offer (as provided above) within such 30 Business-Day period. The offer may be accepted by giving an irrevocable notice of acceptance to such ROFR Seller prior to the expiration of such 30 Business-Day period. “ROFR Offer Pro Rata Portion” means, with respect to each ROFR Non-Selling Shareholder, the fraction that results from dividing (i) such ROFR Non-Selling Shareholder’s Aggregate Ownership of Ordinary Shares, by (ii) the Aggregate Ownership of Ordinary Shares by all ROFR Non-Selling Shareholders.
     If any ROFR Non-Selling Shareholder receiving the ROFR Offer Notice elects not to purchase ROFR Offered Securities, the ROFR Seller shall, within one Business Day after the expiration of the initial 30 Business-Day period, give notice to all ROFR Non-Selling Shareholders that did accept the initial offer, informing them that they have the right to increase the number of ROFR Offered Securities that they accepted pursuant to the initial offer. Each such ROFR Non-Selling Shareholder shall then have five Business Days in which to accept such second offer, by giving notice of acceptance to the ROFR Seller prior to the expiration of such five Business-Day period, as to all of such ROFR Non-Selling Shareholder’s portion of the ROFR Offered Securities not accepted pursuant to the initial offer (on the basis of such ROFR Non-Selling Shareholder’s ROFR Offer Pro Rata Portion compared to the ROFR Offer Pro Rata Portions of all other ROFR Non-Selling Shareholders receiving the second offer) plus any additional portion not accepted by any other ROFR Non-Selling Shareholder during such five Business-Day period.

     If any ROFR Non-Selling Shareholder fails to notify the ROFR Seller prior to the expiration of the initial 30 Business-Day period or the second five Business-Day period, as applicable, referred to above, it shall be deemed to have declined the initial offer or the second offer, as applicable.
     (c) If any ROFR Non-Selling Shareholder has accepted the initial offer or the second offer, as the case may be, such ROFR Non-Selling Shareholder shall purchase and pay, by bank or certified check (in immediately available funds), for all ROFR Offered Securities that it has accepted to purchase, within 30 Business Days after the expiration of the initial 30 Business-Day period or the second five Business-Day period, as applicable, provided that, if the Transfer of such ROFR Offered Securities is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received.
     (d) If the ROFR Non-Selling Shareholders fail to exercise their rights of first refusal hereunder with respect to any ROFR Offered Securities, the ROFR Seller shall have a 120-day period following the expiration of the initial 30 Business-Day period or the second five Business-Day period, as applicable, during which to effect a Transfer to the Third Party making the ROFR Offer of any or all of the ROFR Offered Securities on the same or more favorable (as to the ROFR Seller) terms and conditions as were set forth in the ROFR Offer Notice at a price not less than the ROFR Offer Price, provided that (A) such Third Party shall have agreed in writing to be bound by the terms of this Agreement and (B) the Transfer to such Third Party is not in violation of applicable securities laws. If the ROFR Seller does not consummate the Transfer of the ROFR Offered Securities within such 120-day period, then the right of the ROFR Seller to Transfer such ROFR Offered Securities shall terminate and the ROFR Seller shall again comply with the procedures set forth in this Section 4.02 with respect to any proposed Transfer of Company Securities to a Third Party.
     (e) A ROFR Seller may Transfer ROFR Offered Securities in accordance with Section 4.02(d) for consideration other than cash only if such ROFR Seller has first obtained and delivered to each ROFR Non-Selling Shareholder an opinion of a mutually agreed upon investment banking firm of international standing indicating that the fair market value of the non-cash consideration that such ROFR Seller proposes to accept as consideration for such ROFR Offered Securities, together with any cash consideration, is at least equal to, on a per share basis, the ROFR Offer Price.
     (f) Sections 4.02(a) through 4.02(e) shall apply mutatis mutandis to any direct or indirect Transfer by any Controlling Person of any equity interests in the relevant Controlling Shareholder.

     (g) The provisions of this Section 4.02 shall not apply to any Transfer by any Controlling Shareholder (i) pursuant to Article 4 of the Series A Subscription Agreement, (ii) pursuant to Article 3 of the Series B Subscription Agreement, (iii) pursuant to Section 11.06 of the Convertible Loan Agreement, (iv) pursuant to Section 6.09 of this Agreement, (v) to Permitted Transferees of such Controlling Shareholder or (vi) to transferees pursuant to the Share Charge Agreements.
     Section 4.03. Rights of First Offer. (a) If, at any time prior to the QPO, any Investor (the “ROFO Seller”) desires to Transfer any Company Securities to a Third Party, such ROFO Seller shall give notice (a “ROFO Offer Notice”) to the other Shareholders (the “ROFO Non-Selling Shareholders”) that such ROFO Seller desires to make such a Transfer and that sets forth the number and kind of Company Securities proposed to be Transferred by the ROFO Seller (the “ROFO Offered Securities”), the cash price per share that such ROFO Seller proposes to be paid for such ROFO Offered Securities (the “ROFO Offer Price”) and any other material terms sought by the ROFO Seller.
     (b) The giving of a ROFO Offer Notice to the ROFO Non-Selling Shareholders shall constitute an offer by such ROFO Seller to Transfer the ROFO Offered Securities, in whole and not in part, (i) first, to the other Investors and (ii) secondly, to the extent the other Investors have not purchased all ROFO Offered Securities pursuant to this Section within the first two Business Days of the ROFO Offer Period, to the other ROFO Non-Selling Shareholders, in each case at the ROFO Offer Price and on the other terms set forth in the ROFO Offer Notice. Such offer may be accepted at the ROFO Offer Price (i) first, by each other Investors on a pro rata basis (calculated by dividing (x) such other Investor’s Aggregate Ownership of Ordinary Shares by (y) the Aggregate Ownership of Ordinary Shares by all Investors other than the ROFO Seller); and (ii) secondly, to the extent the other Investors have not purchased all ROFO Offered Securities pursuant to this Section within the first two Business Days of the ROFO Offer Period, by each of the ROFO Non-Selling Shareholders who is not an Investor, on a pro rata basis (calculated by dividing (x) such ROFO Non-Selling Shareholder’s Aggregate Ownership of Ordinary Shares by (y) the Aggregate Ownership of Ordinary Shares by all such ROFO Non-Selling Shareholders). Such offer shall be irrevocable for five Business Days (the “ROFO Offer Period”) after receipt of such ROFO Offer Notice by each ROFO Non-Selling Shareholder. Each ROFO Non-Selling Shareholder shall have the right to accept such offer (as provided above) by giving an irrevocable notice of acceptance to such ROFO Seller prior to the expiration of the ROFO Offer Period.
     (c) If the ROFO Non-Selling Shareholders have elected to purchase all of the ROFO Offered Securities, the ROFO Non-Selling Shareholders shall purchase and pay, by bank or certified check (in immediately available funds), for all ROFO Offered Securities within five Business Days after the date on which all such ROFO Offered Securities have been accepted.
     (d) Upon the earlier to occur of (i) full rejection of the ROFO Offer by all recipients thereof and (ii) the expiration of the ROFO Offer Period without ROFO Non-Selling Shareholders electing to purchase all of the ROFO Offered Securities, the ROFO Seller shall have a 120-day period during which to effect a Transfer of any or all of the ROFO Offered Securities on terms that are not materially less favorable (as to the ROFO Seller) as were set forth in the ROFO Offer Notice, provided that, if the Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional one hundred and fifty (150) days. If the ROFO Seller does not consummate the Transfer of the ROFO Offered Securities in accordance with the foregoing time limitations, then the right of the ROFO Seller to effect the Transfer of such ROFO Offered Securities pursuant to this Section 4.03(d) shall terminate and the ROFO Seller shall again comply with the procedures set forth in this Section 4.03 with respect to any proposed Transfer of Company Securities to a Third Party.
     (e) The provisions of this Section 4.03 shall not apply to any Transfer of Company Securities by any Investor (i) in the QPO or (ii) to any Permitted Transferee of such Investor.
     Section 4.04. Tag-Along Rights. (a) If a Shareholder other than the Investors (the “Tag-Along Seller”) proposes to Transfer to a Person other than its Permitted Transferees, in a transaction otherwise permitted by Article 3, any Company Securities and the Investors have declined or failed to exercise their rights of first refusal with respect to such Company Securities pursuant to Section 4.02 (a “Tag-Along Sale”),
     (i) the Tag-Along Seller shall provide the Investors notice of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and offer each Tagging Person the opportunity to participate in such Transfer in accordance with this Section 4.04, and
     (ii) each of the Investors who have declined or failed to exercise its rights of first refusal with respect to such Company Securities pursuant to Section 4.02 may elect, at its option, to participate in the proposed Transfer in accordance with this Section 4.04 (each such electing Shareholder, a “Tagging Person”).
     The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller and all other Company Securities subject to the offer (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Tagging Persons in accordance with this Section 4.04.
     From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 15 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer up to a number of Company Securities representing such Tagging Person’s Tag-Along Portion, provided that each Tagging Person shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Company Securities and the Tag-Along Seller shall be entitled to include the number of Company Securities proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion and such additional Company Securities as permitted by Section 4.04(d)). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment or delivery of the purchase price for the Company Securities to be sold in such Tag-Along Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.04(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Section 4.04. “Tag-Along Portion” means, with respect to any Tagging Person in any Tag-Along Sale, that number (or amount) of Company Securities proposed to be Transferred in such Tag-Along Sale equal to (x) the Aggregate Ownership of such class of Company Securities by such Tagging Person immediately prior to such Tag-Along Sale multiplied by (y) a fraction the numerator of which is the maximum number of such class proposed to be Transferred by the Tag-Along Seller in such Tag-Along Sale and the denominator of which is the Aggregate Ownership of such class by the Investors and the Tag-Along Seller immediately prior to such Tag-Along Sale.
     If, at the end of a 120-day period after such delivery of such Tag-Along Notice, the Tag-Along Seller has not completed the Transfer of all Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section 4.04(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities shall continue in effect.
     (b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and the non-cash portion of the purchase price delivered to the Tagging Persons in manners specified in the relevant Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.
     (c) If at the termination of the Tag-Along Notice Period, any of the Investors shall not have elected to participate in the Tag-Along Sale, it shall be deemed to have waived its rights under Section 4.04(a) with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale.
     (d) If (i) any Investor declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, in each case within the Tag-Along Notice Period, the Tag-Along Seller shall, on the Business Day immediately after the expiration of the Tag-Along Notice Period, notify each Tagging Person who has elected to exercise its Tag-Along Rights with respect to its Tag-Along Portion and such Tagging Person shall have the right to include in the proposed Transfer an additional number of Company Securities representing its pro rata portion (calculated by dividing (x) the Aggregate Ownership of such class of Company Securities by such Tagging Person by (y) the Aggregate Ownership of such class by all Tagging Persons who have elected to exercise their respective Tag-Along Rights in full) of the Company Securities with respect to which Tag-Along Rights have not previously been exercised during the Tag-Along Notice Period or during this subsequent offer.
     (e) The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days of delivery of the Tag-Along Notice.

     (f) Upon the consummation of any Tag-Along Sale, all of the Shareholders participating therein will receive the same form and amount of consideration per share, or, if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option.
     (g) No Tagging Person shall be obligated to pay any expenses incurred in connection with any Tag-Along Sale.
     (h) Each Tagging Person shall (i) not be required to provide any representations or indemnities in connection with any Tag-Along Sale other than representations and indemnities concerning such Tagging Person’s title to the Company Securities to be Transferred by such Tagging Person in such Tag-Along Sale, free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement and (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller.
     (i) If a Controlling Shareholder proposes to Transfer, in a transaction otherwise permitted by Article 3, a number of Company Securities in a single transaction or in a series of related transactions such that such Controlling Shareholder’s Aggregate Ownership of Ordinary Shares immediately after the consummation of such Transfer is less than 50% of such Controlling Shareholder’s Initial Ownership of Ordinary Shares, each of the Investors shall have the right to participate in such Transfer to sell all Company Securities held by each respective Investor and all other provisions of this Section 4.04 shall apply to such Transfer mutatis mutandis. Any Transfer of Company Securities by a Controlling Shareholder that occurs within six months of any other Transfer of Company Securities by such Controlling Shareholders shall be conclusively deemed to be related to such previous transaction for the purposes of this Section 4.04(i).
     (j) Sections 4.04(a) through 4.04(i) shall apply mutatis mutandis to any direct or indirect Transfer by any Controlling Person of any equity interests in the relevant Controlling Shareholder.
     Section 4.05. Drag-Along Rights. (a) If all of the Investors (the “Drag-Along Sellers”) propose to Transfer Company Securities to one or more Third Parties (the “Drag-Along Transferee”) (a “Drag-Along Sale”), the Drag-Along Sellers may at their collective option require all other Shareholders (the “Dragged Shareholders”) (i) to Transfer the Drag-Along Portion of Company Securities (“Drag-Along Rights”) then held by every Dragged Shareholder, and (ii) subject to and at the closing of the Drag-Along Sale, to exercise such number of options for Ordinary Shares held by every Dragged Shareholder as is required in order that a sufficient number of Ordinary Shares are available to Transfer the relevant

Drag-Along Portion of Company Securities of each such Dragged Shareholder, in each case for the same consideration per unit of the relevant class of Company Securities and otherwise on the same terms and conditions as the Drag-Along Sellers, provided that any Dragged Shareholder that holds options the exercise price per share of which is greater than the per share price at which the Ordinary Shares are directly or indirectly on an as converted basis to be Transferred to the Drag-Along Transferee, if required by the Drag-Along Sellers to exercise such options, may, in lieu of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto, and, provided further that, with respect to any Transfer also governed by Section 4.03, the Dragged Shareholders having a right of first offer under Section 4.03 shall first have been afforded the opportunity to acquire any Company Securities to be Transferred in the Drag-Along Sale in accordance with the provisions of Section 4.03. If the Drag-Along Sale is not consummated with respect to any Ordinary Shares acquired upon exercise of any options, or the Drag-Along Sale is not consummated, any options exercised or cancelled in contemplation of such Drag-Along Sale shall be deemed not to have been exercised or canceled, as applicable. “Drag-Along Portion” means, with respect to any Dragged Shareholder, (i) the Aggregate Ownership of Ordinary Shares by such Dragged Shareholder multiplied by (ii) a fraction the numerator of which is the aggregate number of Ordinary Shares proposed to be sold by the Drag-Along Sellers in the applicable Drag-Along Sale, calculated on a Fully-Diluted basis, and the denominator of which is the Aggregate Ownership of Ordinary Shares by the Drag-Along Sellers collectively.
     The Drag-Along Sellers shall provide notice of such Drag-Along Sale to the Dragged Shareholders (a “Drag-Along Sale Notice”) not later than 15 Business Days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the transferee, the number of Company Securities subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. The number of Company Securities to be sold by each Dragged Shareholder shall be the Drag-Along Portion that such Dragged Shareholder owns. Each Dragged Shareholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Company Securities as set forth below. The price payable in such Transfer shall be the Drag-Along Sale Price. Not later than 10 Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Dragged Shareholders shall deliver to a representative of the Drag-Along Sellers designated in the Drag-Along Sale Notice the certificates representing the Company Securities of such Dragged Shareholder required to be included in the Drag-Along Sale and the relevant instruments of transfer, together with a limited power-of-attorney authorizing the Drag-Along Sellers or their representative to Transfer such Company Securities on the terms set forth in the

Drag-Along Notice and wire transfer or other instructions for payment or delivery of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.05(a) at the closing for such Drag-Along Sale against delivery to such Dragged Shareholder of the consideration therefor.
     (b) The Drag-Along Sellers shall have a period of 120 days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 270 days following the date of delivery of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Sellers shall return to each of the Dragged Shareholders the limited power-of-attorney and all certificates representing Company Securities that such Dragged Shareholder delivered for Transfer pursuant hereto and all related instruments of transfer, together with any other documents in the possession of the Drag-Along Sellers executed by such Dragged Shareholder in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Dragged Shareholders shall again be in effect.
     (c) Concurrently with the consummation of the Transfer of Company Securities pursuant to this Section 4.05, the Drag-Along Sellers shall give notice thereof to the Dragged Shareholders, shall remit to each of the Dragged Shareholders that have surrendered their certificates and other applicable instruments the total consideration (the cash portion of which is to be paid by wire transfer in accordance with such Dragged Shareholder’s wire transfer instructions) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Dragged Shareholder.
     (d) Notwithstanding anything contained in this Section 4.05, there shall be no liability on the part of the Drag-Along Sellers to the Dragged Shareholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Company Securities received by the Drag-Along Sellers) or any other Person if the Transfer of Company Securities pursuant to this Section 4.05 is not consummated for whatever reason, regardless of whether the Drag-Along Sellers have delivered a Drag-Along Sale Notice. Whether to effect a Transfer of Company Securities pursuant to this Section 4.05 by the Drag-Along Sellers is in the sole and absolute discretion of the Drag-Along Sellers.

     (e) Upon the consummation of any Drag-Along Sale, all of the Shareholders participating therein will receive the same form and amount of consideration per share, or, if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option.
     (f) No Dragged Shareholder shall be obligated to pay any expenses incurred in connection with any Drag-Along Sale.
     (g) Each Dragged Shareholder shall (i) not be required to provide any representations or indemnities in connection with any Drag-Along Sale other than representations and indemnities concerning such Dragged Shareholder’s title to the Company Securities to be Transferred by such Dragged Shareholder in such Drag-Along Sale, free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement and (ii) benefit from all of the same provisions of the definitive agreements as any Drag-Along Seller holding the same number and class of Company Securities as such Dragged Shareholder.
     (h) Notwithstanding anything to the contrary herein, the Drag-Along Rights contemplated by this Section 4.05 shall be exercisable only in the event that the QPO has not been consummated by the third anniversary date of the date hereof.
     Section 4.06. Put Rights. (a) The Company shall promptly deliver written notice to each holder of Preferred Shares upon the occurrence of any Put Trigger Event. At any time after the occurrence of any Put Trigger Event, upon the request of any holder of Preferred Shares, each Other Shareholder shall use its best efforts to assist and cooperate with such holder to sell the Company Securities then held by such holder to a Third Party.
     (b) Without limiting the provisions in Section 4.06(a), upon the occurrence of any Put Trigger Event, each holder of Preferred Shares (each, a “Putting Shareholder”) shall have the right (the “Put Right”) to require the Other Shareholders or the Company (the “Purchaser”) to purchase all Company Securities held by such Putting Shareholder (the “Put Interest”).
     (c) To exercise the Put Right, a Putting Shareholder shall give notice (the “Put Notice”) to the Other Shareholders and the Company no later than 30 Business Days prior to the proposed date of purchase. If any Putting Shareholder requires the Company to purchase the Put Interest of such Putting Shareholder in the Put Notice, upon receipt of the Put Notice, the Company shall be obligated to purchase the Put Interest of such Putting Shareholder on the proposed date of purchase in accordance with the provisions of this Section 4.06, unless such purchase by the Company will violate or contravene the Companies Law of the

Cayman Islands. If any Putting Shareholder requires the Other Shareholders to purchase the Put Interest of such Putting Shareholder in the Put Notice, upon receipt of the Put Notice, the Other Shareholders shall be obligated, jointly and severally, to purchase such Put Interest on the proposed date of purchase in accordance with the provisions of this Section 4.06.
     (d) The purchase price payable per share of Company Securities by the Purchaser to any Putting Shareholder (the “Put Price”) shall guarantee a Rate of Return of at least 12.5% for such Putting Shareholder’s investment in its Put Interest. The Rate of Return shall (i) be calculated for the period beginning on and including the respective dates on which such Put Interest were issued by the Company and ending on and including the closing date for the purchase of such Put Interest pursuant to this Section 4.06; (ii) include as cash outflows all amounts paid by such Putting Shareholder or any other Person to the Company to acquire such Put Interest (including conversion price, if applicable); (iii) include as cash inflows a deemed terminal cash inflow equal to the Put Price; and (iv) include as cash inflows any cash dividends or other cash distributions on such Put Interest actually received by such Putting Shareholder from the Company.
     (e) No later than the proposed date of purchase, each Putting Shareholder shall deliver to the Purchaser certificates representing all Company Securities comprising its Put Interest, together with all other documents required to be executed in connection with such Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.06 at the closing for such Transfer against delivery to such Putting Shareholder of the consideration therefor. In no event shall any Putting Shareholder be obligated to make any representations and warranties, or to provide any indemnities, with respect to any matters other than the title to the Company Securities comprising the Put Interest held by such Putting Shareholder and the authority to sell such Company Securities.
     (f) The closing for the purchase of any Put Interest pursuant to this Section 4.06 shall occur as promptly as practicable, but in no event later than 30 days after the date of the Put Notice in respect of such Put Interest. At any such closing, the Purchaser shall deliver to the relevant Putting Shareholder the purchase price for the Put Interest of such Putting Shareholder by wire transfer of immediately available funds to such bank account as such Putting Shareholder shall have specified in writing no later than two Business Days prior to the closing of such purchase.
     (g) From the date of the Put Notice to the closing date of the purchase of any Put Interest, the Putting Shareholders shall have the sole right to (i) determine the declaration or payment of any dividend or other distribution upon any capital share of the Company or any of its Subsidiaries, (ii) determine any spending by the Company or any of its Subsidiaries, (iii) sell any assets of the

Company or any of its Subsidiaries, (iv) approve any withdrawal from or otherwise manage any bank account of the Company or any of its Subsidiaries, and (v) otherwise manage the business of the Company and its Subsidiaries.
ARTICLE 5
Registration Rights
     Section 5.01. Right to Participate in the QPO. (a) No later than 30 Business Days prior to the anticipated filing date of the registration statement relating to the QPO if the class of Company Securities subject of the QPO are to be listed on a stock exchange located in the US or the filing date of similar documents if the class of Company Securities subject of the QPO are to be listed in a stock exchange outside of the US, the Company shall deliver a written notice to each Investor which shall set forth such Investor’s rights under this Section 5.01 and shall offer each Investor the opportunity to include in such QPO the number of Registrable Securities of the same class or series as those proposed to be listed and offered in the QPO as each Investor may request (a “Piggyback Registration”), subject to the provisions of Section 5.01(b). Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its best efforts to include in the QPO all Registrable Securities that the Company has been so requested to include in the QPO by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be included, provided that (i) if the QPO involves an underwritten public offering, all such Shareholders requesting to be included in the QPO must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company, and (ii) if, at any time after giving notice of its intention to include any Company Securities in the QPO pursuant to this Section 5.01 and prior to the closing date of the QPO, the Company shall determine for any reason not to consummate the QPO, the Company shall give notice to all such Shareholders. The Company’s obligation to include any Registrable Securities in the QPO shall continue until after the Company has consummate the QPO and has satisfied its obligations under this Section 5.01. The Company shall pay all Registration Expenses in connection with the Piggyback Registration.
     (b) If the QPO involves an underwritten public offering and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company and such Shareholders intend to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

     (i) first, so much of the Company Securities proposed to be offered by the Company in the QPO as would not cause the offering to exceed the Maximum Offering Size, and
     (ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 5.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each).
     (c) Without the prior written consent of each Investor, none of the Controlling Shareholders shall be permitted to include in the QPO any Company Securities held by such Controlling Shareholder if the aggregate amount of Company Securities to be included in the QPO by the Controlling Shareholders represents more than 20% of all Company Securities to be included in the QPO by the Investors and the Controlling Shareholders.
     Section 5.02. Registration Rights after the QPO. (a) If the shares subject of the QPO have been listed on a stock exchange located in the US, the Company shall file with the SEC, no later than 90 days after the closing date of the QPO, a “shelf” registration statement covering the resale of all of the Registrable Securities held by the Investors immediately after the closing of the QPO, and shall use its best efforts to cause such “shelf” registration statement to become effective on or prior to the 180th day following the closing date of the QPO and to keep such “shelf” registration statement in effect until all of the Company Securities held by the Investors immediately after the closing of the QPO have been resold. The Company shall pay all Registration Expenses incurred in connection with the registration pursuant to this Section 5.02(a).
     (b) If the shares subject of the QPO have been listed on a stock exchange not located in the US, the Company shall obtain and maintain a listing for all the Company Securities held by the Investors after the QPO.
     Section 5.03. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:
     (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, remain effective until all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder.
     (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its best efforts to comply with such request, provided that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.
     (d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities laws of such jurisdictions in the US as any registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
     (e) The Company shall immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.
     (f) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.03(f) and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
     (g) To the extent permitted by laws, the Company shall furnish to each registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor requests.
     (h) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.
     (i) The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.
     (j) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.03(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.03(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.03(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.03(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.03(e).
     (k) The Company shall use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.
     (l) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
     Section 5.04. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein.
     Section 5.05. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. No Shareholder shall be liable under this Section 5.05 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.
     Section 5.06. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
     Section 5.07. Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.07 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligation to contribute pursuant to this Section 5.07 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.
     Section 5.08. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
     Section 5.09. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.
ARTICLE 6
Certain Covenants and Agreements
     Section 6.01. Confidentiality. (a) Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:
     (i) to such Shareholder’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder,

     (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject, provided that such Shareholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),
     (iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities, provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof,
     (iv) to any regulatory authority or rating agency to which the Shareholder or any of its affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information,
     (v) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Shareholder relating to such tax treatment and tax structure), provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, or
     (vi) if the prior written consent of the Board shall have been obtained.
Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.
     (b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company), provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, shareholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.
     Section 6.02. Information Rights. The Company shall deliver to the Investors in form and detail satisfactory to the Investors the following:
     (a) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, duplicate copies of
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and
     (ii) the related consolidated statement of income and operations, shareholders’ equity, cash flow and changes in financial position of the Company and its Subsidiaries for such fiscal quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, prepared in accordance with US GAAP or IFRS applied on a consistent basis, and certified by the Chief Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows in accordance with the applicable accounting principals then used by the Company, subject only to normal year-end audit adjustments and the absence of footnotes;
     (b) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, duplicate copies of
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and

     (ii) the related consolidated statements of operations, shareholders’ equity, cash flow and changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with the accounting principals then used by the Company applied on a consistent basis, audited by, and accompanied by a report and opinion thereon of, a “big four” international accounting firm, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with the applicable accounting principals applied on a consistent basis, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, that such report and opinion are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and that such audit provides a reasonable basis for such opinion in the circumstances; and
     (iii) the Company’s annual budget and operating budget for the coming fiscal year;
     (c) as soon as available, but in any event within five Business Days after the first day of each calendar month, (i) a monthly report of cash receipts and cash disbursements for the calendar month most recently ended and (ii) a projected monthly report of cash receipts and cash disbursements for the then current calendar month, in each case substantially in the form agreed to between the Company and the Investors;
     (d) as soon as available, but in any event within five Business Days after receipt thereof, copies of all management letters and reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with any annual, interim or special audit of the Company or any of its Subsidiaries made by such accountants;
     (e) as soon as available, but in any event within five days of receipt thereof, copies of any notice to the Company or any of its Subsidiaries from any governmental authority relating to any order, ruling, statute or other law that could reasonably be expected to have a Material Adverse Effect;
     (f) as soon as practicable and, in any event, within five Business Days after any officer of the Company obtains knowledge thereof, notice (with a description in reasonable detail, and stating the action that the Company is taking or proposes to take with respect thereto) of (i) the commencement of any litigation, investigation or other proceeding to which the Company or any of its

Subsidiaries is a party before any court or arbitrator or any governmental body, agency or official or arbitration body, (ii) any claim for indemnity against the Company or any of its Subsidiaries or (iii) the existence of any material default or breach under this Agreement or any other material contract or agreement to which the Company or any of its Subsidiaries is a party; and
     (g) as promptly as reasonably practicable, such other data and information relating to the business, operations, affairs, financial condition, assets or property of the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Investors.
     Section 6.03. Inspection Right. The Company shall, and shall cause each of its Subsidiaries to, provide reasonable access to each Investor, or any person designated from time to time by such Investor, from time to time hereafter, to call at the place or places of business of the Company and any of its Subsidiaries during ordinary business hours, and, without hindrance or delay by any of the Company and any of its Subsidiaries, (a) to inspect, audit, check, and makes copies of and extracts from books, records, journals, orders, receipts of any of the Company and its Subsidiaries, and any correspondence and other data relating to the business of any of the Company and its Subsidiaries or to any transactions between the parties hereto, and (b) to discuss the affairs, finances, and business of any of the Company and its Subsidiaries with the officers of any of the Company and its Subsidiaries.
     Section 6.04. Books and Records. Each of the Company and its Subsidiaries shall (a) maintain proper books of record and account, in which full, true and correct entries in conformity with the then adopted accounting principals consistently applied shall be made of all financial transactions and matters involving the assets, properties and business of the Company and such Subsidiary, as applicable; and (b) maintain such books of record and account in material conformity with all applicable requirements of any governmental authority having regulatory jurisdiction over the Company and such Subsidiary or their respective assets or properties, as applicable.
     Section 6.05. Related Party Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Related Party Transaction, unless such transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with a Person who is not a Related Party. Before any Related Party Transaction is entered into, the Company shall disclose the details of such transaction and the interests of all Related Parties to the Board.

     Section 6.06. QPO. (a) Each Shareholder shall use its best efforts to cause the Company to complete the QPO within three years (or such longer period as approved by the Board) from the date hereof.
     (b) If the Company fails to complete the QPO within such three-year period, at the end of such three-year period and at the end of each year thereafter so long as the QPO has not been completed, with the consent of the Company, the Investors shall have the right to appoint a reputable investment bank on behalf of the Company to evaluate the feasibility of the QPO. The Company shall bear the fees of such investment bank (other than underwriting discounts and commissions on any of the Ordinary Shares to be sold by the Investors in the QPO).
     (c) If such investment bank determines that the QPO is feasible and a second investment bank acceptable to the Investors is willing to act as an underwriter of the QPO, the Company shall take actions to prepare for the QPO pursuant to the advice of such second investment bank.
     Section 6.07. Notice by Controlling Shareholders. Each Controlling Shareholder agrees to promptly deliver a written notice to the Investors if (i) such Controlling Shareholder has incurred material debt, become liable to any other material liabilities or obligations or entered into any material agreements (including acquisition of material new commercial interests) and (ii) the Company or any of its Subsidiaries has become liable to material debt or may become liable to material debt.
     Section 6.08. Internal Control. The Company shall establish and maintain a system of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company’s financial statements in accordance with IFRS or US GAAP.
     Section 6.09. Rights upon Resignation of Key Man. Upon the resignation of any Key Man from the Company and its Subsidiaries and in the event that, in the sole determination of a majority of the Investors, such resignation has resulted, or would be likely to result in, a Material Adverse Effect, such Key Man shall deliver a written notice to the Investors and offer the Investors the right to purchase any or all of the Company Securities then held, directly or indirectly, by such Key Man and his Permitted Transferees at a fair market price determined by an internationally recognized investment banking firm. Within 30 Business Days after receipt of such notice, each Investor may accept such offer by delivering a written notice to such Key Man, the Company and the other Investors. Such notice shall set forth the number of Company Securities that such Investor elects to purchase from such Key Man. If two or more Investors have delivered such notice and the sum of the number of Company Securities set forth in such notices exceeds the number of Company Securities then held, directly or indirectly, by such Key Man and his Permitted Transferees, each such Investor shall have the right to purchase its pro rata portion of such Company Securities from such Key Man, his Affiliates and his Permitted Transferees who directly hold any such Company Securities, based on the number of Ordinary Shares then held by each such Investor, calculated on a Fully-Diluted basis. Within 15 Business Days after the expiration of the initial 30 Business-Day period, such Key Man and his relevant Affiliates and Permitted Transferees and each Investor who has delivered such written notice to accept the offer shall consummate such sale and purchase of Company Securities.
     Section 6.10. Conflicting Agreements. The Company and each Shareholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.
ARTICLE 7
Miscellaneous
     Section 7.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.04, 5.05, 5.06, 5.07 and 5.08 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 7.02, 7.05, 7.06, 7.07 and 7.08).
     (b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that each of the Investors may Transfer its rights and obligations hereunder to any Permitted Transferee of the Investors to whom any of the Investors have Transferred any Company Securities. The Company shall cause each Person who has acquired Company Securities as required or permitted by the terms of this Agreement or any employment agreement or share purchase, option, share option or other compensation plan of the Company or any of its Subsidiaries to (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and such Person shall thenceforth be a Shareholder.
     (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     Section 7.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:
Concord Medical Services Holdings Limited
P.O. Box 103
No. 01, 37/F, Landmark
4028 Jintian Road, Futian District
Shenzhen, PRC
Facsimile: 86-755-8221-0429
Attention: Mr. Steven Sun, President
     with a copy to:
Simpson Thacher & Bartlett LLP
35th Floor, ICBC Tower
3 Garden Road, Central
Hong Kong
Facsimile: 852-2869-7694
Attention: Leiming Chen
     if to CICC, to:
China International Capital Corporation
28th Floor, China World Tower 2
No. 1 Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Facsimile: 86-10-6505-3796
Attention: Ms. Shirley Chen

     if to Carlyle, to:
The Carlyle Group
2518-2521, South Office Tower
Beijing Kerry Centre
No. 1, Guang Hua Road
Chao Yang District
Beijing 100020
People’s Republic of China
Facsimile: 86-10-8529-9877
Attention: Mr. Feng Xiao
     with a copy to:
Davis Polk & Wardwell LLP
26th Floor, Twin Tower West
B12, Jian Guo Men Wai Avenue
Chao Yang District
Beijing 100022
People’s Republic of China
Tel.: 86-10-8567-5000
Fax: 86-10-8567-5123
Attention: Show-Mao Chen, Esq.
     if to Starr, to:
Starr Investments Cayman II, Inc.
c/o Starr International Company (Asia) Limited
Suite 1405-7, Two Exchange Square
8 Connaught Place, Central
Hong Kong
Tel.: 852-2905-1166
Fax: 852-2905-1555
Attention: Elaine Zong
     with a copy to:
Skadden, Arps, Slate, Meagher & Flom
East Wing Office, Level 4
China World Trade Centre
No. 1 Jian Guo Men Wai Avenue
Beijing 100004
People’s Republic of China
Tel.: 86-10-6535-5500
Fax: 86-10-6505-5522

Attention: Peter X. Huang
     All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.
     Any Person that becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.
     Section 7.03. Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Shareholders holding at least 50% of the outstanding Ordinary Shares.
     (b) Notwithstanding anything to the contrary herein, any amendment or modification of any provision of this Agreement may be effected only with the consent of all Investors.
     Section 7.04. Fees and Expenses. The Company shall pay all out-of-pocket costs and expenses of the Investors, including the reasonable fees and expenses of counsel, accounting firm and other advisors and experts and travel expenses, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto. To the extent any Investor has paid such fees and expenses, the Company shall reimburse such Investor.
     Section 7.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.
     Section 7.06. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.
     Section 7.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 7.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
     Section 7.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
     Section 7.10. Entire Agreement. This Agreement and the Share Purchase Agreement constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

     Section 7.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     Section 7.12. Joint Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CONCORD MEDICAL SERVICES HOLDINGS LIMITED
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

/s/ Cheng Zheng
Cheng Zheng, in his individual capacity

CZY INVESTMENTS LIMITED
By:	/s/ Cheng Zheng
	Name:	Cheng Zheng
Title:

/s/ Yang Jianyu
Yang Jianyu, in his individual capacity

DAKETALA INTERNATIONAL INVESTMENT HOLDINGS LTD.
By:	/s/ Yang Jianyu
	Name:	Yang Jianyu
Title:

/s/ Steve Sun
Steven Xiaodi Sun, in his individual capacity

DRAGON IMAGE INVESTMENT LTD.
By:	/s/ Steve Sun
	Name:	Steven Xiaodi Sun
Title:

/s/ Zhang Jing
Zhang Jing, in his individual capacity

THOUSAND OCEAN GROUP LIMITED
By:	/s/ Zhang Jing
	Name:	Zhang Jing
Title:

/s/ Yap Yaw Kong
Yap Yaw Kong, in his individual capacity

TOP MOUNT GROUP LIMITED
By:	/s/ Yap Yaw Kong
	Name:	Yap Yaw Kong
Title:

/s/ Liu Haifeng
Liu Haifeng, in his individual capacity

/s/ Bona Lau
Bona Lau, in her individual capacity

NOTABLE ENTERPRISE LIMITED
By:	/s/ Liu Haifeng
	Name:	Liu Haifeng
Title:

GRAND BEST GROUP LIMITED

By:	/s/ Shi Bo Tao
Name:	Shi Bo Tao
Title:

SINO PRIME INVESTMENTS LIMITED

By:	/s/ Sirong Tian

Name:
Title:

LATEK CORPORATION

By:	/s/ Xiaogang Wang

Name:
Title:

GENIUS ASPECT INVESTMENT LTD.

By:	/s/ Peipei Zhang

Name:
Title:

STAR RISING LTD.

By:	/s/ Wenqing Tan

Name:
Title:

HOMERUN TECHNOLOGY LTD.

By:	/s/ Liwen Wang

Name:
Title:

SINO FIRST HOLDINGS LTD.

By:	/s/ Wenqing Tan

Name:
Title:

JIA INVESTMENT CO., LTD.

By:	/s/ Chang Chia-Yue

Name:
Title:

CICC SUN COMPANY LIMITED

By:	/s/ Shirley Shiyou Chen

Name: Shirley Shiyou Chen
Title:

PERFECT KEY HOLDINGS LIMITED

By:	/s/ Shirley Shiyou Chen

Name: Shirley Shiyou Chen
Title:

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello
Title: Director

CAGP III CO-INVESTMENT, L.P.

By:	CAGP General Partner, L.P., as its General Partner

By:	CAGP, Ltd., as the General Partner of CAGP General Partner, L.P.

By:	/s/ Daniel A. D’Aniello

Name: Daniel A. D’Aniello
Title: Director

STARR INVESTMENTS CAYMAN II, INC.

By:	/s/ Michael J. Horvath

Name: Michael J. Horvath
Title: Director

EXHIBIT A
JOINDER TO SHAREHOLDERS’ AGREEMENT
     This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders’ Agreement dated as of October 20, 2008 (the “Shareholders’ Agreement”) among Concord Medical Services Holdings Limited, Carlyle Asia Growth Partners III, L.P., CAGP III Co-Investment, L.P., CICC Sun Company Limited, Starr Investments Cayman II, Inc. and certain other Persons listed on the signature pages hereof, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.
     The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: ___________ ___, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: